UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2023

RAPID MICRO BIOSYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Pawtucket Boulevard West, Suite 280, Lowell, MA		01854
(Address of principal executive offices)		(Zip Code)
978-349-3200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2023, the Board of Directors (the “Board”) of Rapid Micro Biosystems, Inc. (the “Company”) expanded the size of the Board from seven to eight directors and appointed Kirk D. Malloy, Ph.D. to serve as a Class III member of the Board and Chair of the Board, effective as of July 14, 2023 (the “Effective Date”). In connection with Dr. Malloy’s appointment, Jeffrey Schwartz resigned as Chair of the Board as of the Effective Date and will continue to serve as a member of the Board. The Board determined that Dr. Malloy is independent under the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”).
Dr. Malloy was also appointed as Chair of the Compensation Committee of the Board (“Compensation Committee”). The Board has determined that Dr. Malloy meets the requirements for independence of compensation committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with Dr. Malloy’s appointment, David Hirsch, M.D., Ph.D. resigned as Chair of the Compensation Committee as of the Effective Date and will continue to serve as a member of the Compensation Committee. Effective as of the Effective Date, the Compensation Committee is composed of Dr. Malloy, Dr. Hirsch, Inese Lowenstein and Natale Ricciardi. The composition of the Nominating and Corporate Governance Committee and the Audit Committee remains unchanged.
There are no arrangements or understandings between Dr. Malloy and any other person, in each case, pursuant to which Dr. Malloy was appointed to serve on the Board. There are no family relationships between Dr. Malloy and any other director or executive officer of the Company and there have been no transactions between Dr. Malloy and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.
In connection with Dr. Malloy’s appointment, the Board approved the Amended and Restated Non-Employee Director Compensation Program (the “A&R Director Compensation Program”). Pursuant to the A&R Director Compensation Program, the Company granted Dr. Malloy stock options to purchase up to 50,000 shares of the Company’s Class A Common Stock at an exercise price of $0.9702 per share under the Company’s 2021 Incentive Award Plan. The stock option award shall vest in 36 substantially equal monthly installments following the date of grant, subject to the Dr. Malloy’s continued service on each such vesting date. In accordance with the A&R Director Compensation Program, Dr. Malloy will also receive (i) an annual cash compensation of $40,000 for his service as a director, (ii) an annual cash compensation of $45,000 for his service as Chair of the Board and (iii) an annual cash compensation of $15,000 for his service as Chair of the Compensation Committee. The foregoing description of the terms of the A&R Director Compensation Program does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Director Compensation Program which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. In accordance with the Company’s customary practice, the Company also entered into its standard form of indemnification agreement with Dr. Malloy.

Item 7.01	Regulation FD Disclosure.
On July 14, 2023, the Company issued a press release announcing Dr. Malloy’s appointment to the Board. A copy of the press release announcing Dr. Malloy’s appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8‑K.
The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1*	Press Release of Rapid Micro Biosystems, Inc. dated July 18, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).
________________________________________________

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: July 18, 2023	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer